UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 8, 2021 (March 3, 2021)

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	GAIN	The Nasdaq Stock Market LLC
6.250% Series D Cumulative Term Preferred Stock, $0.001 par value per share	GAINM	The Nasdaq Stock Market LLC
6.375% Series E Cumulative Term Preferred Stock, $0.001 par value per share	GAINL	The Nasdaq Stock Market LLC
5.00% Notes due 2026, $25.00 par value per note	GAINN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2021, Gladstone Investment Corporation (the “Company”), through its wholly-owned subsidiary Gladstone Business Investment, LLC, entered into Amendment No. 6 to its Fifth Amended and Restated Credit Agreement (the “Amendment”) with KeyBank National Association (“KeyBank”), as administrative agent, swingline lender, managing agent and lead arranger, Gladstone Management Corporation, the Company’s adviser, as servicer, and certain other lenders party thereto (together with the Amendment, the “Credit Facility”).

The Amendment provides for the following changes to the Credit Facility: (i) extends the commitment termination date to February 29, 2024 and the final maturity date to February 28, 2026, (ii) extends the COVID-19 Relief Period to September 30, 2021, and (iii) certain other changes to existing terms and covenants. The Credit Facility continues to include customary terms, covenants, events of default and constraints on borrowing availability based on collateral tests for a credit facility of its size and nature.

The foregoing summary of the Credit Facility is not complete and is qualified in its entirety by reference to Amendment No. 6, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

The Company confirmed that effective March 3, 2021, pursuant to the terms of the Certificate of Designation of the 6.25% Series D Cumulative Term Preferred Stock due 2023, it voluntarily redeemed all outstanding shares of its 6.25% Series D Cumulative Term Preferred Stock due 2023, $0.001 par value per share (the “Series D Term Preferred Stock”), at a redemption price of $25.008680555 per share, which represents a $25.00 liquidation preference per share, plus accrued and unpaid dividends up to, but excluding, March 3, 2021, in the amount of $0.008680555 per share, or an aggregate redemption price of approximately $57.5 million.

The Company previously announced its intention to redeem the Series D Term Preferred Stock contingent upon the Company’s successful completion of the public offering of its 5.00% Notes due 2026, $25.00 par value per note (the “2026 Notes”),which was completed on March 2, 2021. Net proceeds from the 2026 Notes offering, following the underwriters’ exercise of their overallotment option, totaled approximately $123.8 million, after payment of underwriting discounts, commissions and estimated offering expenses, and was sufficient to redeem all outstanding shares of Series D Term Preferred Stock on March 3, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 6 to Fifth Amended and Restated Credit Agreement, dated as of March 8, 2021 by and among Gladstone Business Investment, LLC, as Borrower, Gladstone Management Corporation, as Servicer, KeyBank National Association, as administrative agent, swingline lender, managing agent and lead arranger and certain other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation

Date: March 8, 2021	By:	/s/ Julia Ryan
Julia Ryan
Chief Financial Officer and Treasurer